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                                   EXHIBIT 11

                         Washington Trust Bancorp, Inc.
                       Computation of Per Share Earnings
              For the Nine Months Ended September 30, 1997 and 1996
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                                                          Three Months                 Nine Months
                                                  --------------------------- ----------------------------
Periods ended September 30,                             1997          1996          1997          1996
------------------------------------------------- ----------------- --------- ----------------- ----------
(In thousands, except per share amounts)

Primary:
Weighted average shares                                4,394.1       4,345.7       4,382.4        4,315.3
Common stock equivalents                                 154.3         157.8         161.3          144.5
                                                  ------------- ------------- -------------- -------------

Primary weighted average shares                        4,548.4       4,503.5       4,543.7        4,459.8
                                                  ------------- ------------- ------------- --------------


Fully diluted:
Weighted average shares                                4,394.1       4,345.7       4,382.4        4,315.3
Common stock equivalents                                 156.4         167.9         167.0          170.5
                                                  ------------- ------------- ------------- --------------

Fully diluted weighted average shares                  4,550.5       4,513.6       4,549.4        4,485.8
                                                  ------------- ------------- ------------- --------------


Net income                                              $2,364        $2,321        $6,776         $6,357
                                                  ------------- ------------- ------------- --------------


Primary earnings per share                                $.52          $.52         $1.49          $1.43
                                                  ------------- ------------- ------------- --------------

Fully diluted earnings per share                          $.52          $.51         $1.49          $1.42
                                                  ------------- ------------- ------------- --------------
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